EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

STATE OR OTHER
SUBSIDIARY	JURISDICTION OF INCORPORATION

Crown Crafts Infant Products, Inc.	Delaware

Hamco, Inc.	Louisiana